FORM OF

                          MARKETING SERVICES AGREEMENT

         AGREEMENT made this __th day of December 1996 by and between Evergreen Keystone Distributor, Inc., a Delaware corporation (the "Principal Underwriter"), and Evergreen Keystone Investment Services, Inc. ("Marketing Services Agent").

         WHEREAS, the Keystone ________ Fund (the "Fund"), has adopted one or more Plans of Distribution (each a "Plan", or collectively the "Plans") with respect to certain Classes of shares of the Fund and to the extent applicable certain Classes of shares of its separate investment series (the "Shares"), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") which Plans authorize the Fund to enter into agreements regarding the distribution of such Shares set forth on Exhibit A; and

         WHEREAS, the Fund has entered into a principal underwriting agreement with the Principal Underwriter pursuant to which the Principal Underwriter has agreed to facilitate the distribution of the Shares; and

         WHEREAS, the Fund has authorized the Principal Underwriter under the terms of the principal underwriting agreement to enter into a marketing services agreement with the Marketing Services Agent pursuant to which the Principal Underwriter has agreed to facilitate the distribution of the Shares;

         NOW,  THEREFORE,   in  consideration  of  the  agreements   hereinafter
contained, it is agreed as follows:

         1. Services as Marketing Services Agent.

         1.1. The Marketing Services Agent shall assist the Principal Underwriter in promoting Shares of the Fund and will undertake such advertising and marketing services as it believes reasonable in connection therewith. In the event that the Fund establishes additional investment series with respect to which it has retained the Principal Underwriter to act as principal underwriter for one or more Classes hereunder, the Principal Underwriter shall promptly notify the Marketing Services Agent in writing. If the Marketing Services Agent is willing to render such services it shall notify the Principal Underwriter in writing whereupon the applicable Class or Classes of shares of such investment series shall become "Shares" hereunder.

         1.2. All activities by the Marketing Services Agent and its agents and employees as the Marketing Services Agent shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission") or any securities association registered under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         1.3. In assisting the Principal Underwriter in promoting shares of the Fund and undertaking any advertising and marketing services on behalf of the Fund, the Marketing Services Agent shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws

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relating to the sale of such securities.  Neither the Marketing  Services Agent,
Principal Underwriter, any selected dealer or any other person is authorized by the Fund to give any information or to make any representations, other than
those  contained  in  the  Fund's  registration   statement  (the  "Registration
Statement")  or related  prospectus  and  statement  of  additional  information
("Prospectus"   and  "Statement  of  Additional   Information")  and  any  sales
literature specifically approved by the Fund.

         2. Duties of the Principal Underwriter.

         2.1. The Principal Underwriter shall furnish from time to time, for use in connection with the sale of Shares such information with respect to the Shares as the Marketing Services Agent may reasonably request; and the Principal Underwriter warrants that any such information shall be true and correct.

         3. Representations of the Principal Underwriter.

         3.1. The Principal Underwriter represents to the Marketing Services Agent that it is a broker-dealer registered with the ^ Commission, is a member of the National Association of Securities Dealers, Inc. ("NASD") and that the Fund is registered under the 1940 Act and that the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act").

         3.2 That the principal underwriting agreement between the Fund and the Principal Underwriter has been duly approved and continues in full force and effect.

         4. Indemnification.

         4.1. The Marketing Services Agent agrees to indemnify and hold harmless the Principal Underwriter and each of its directors, officers, employees, agents and each person, if any, who controls the Principal Underwriter within the meaning of the Securities Act ^ against any losses, claims, damages or liabilities to which the Principal Underwriter ^ may become subject, insofar as such losses, claims, damages, ^ liabilities, or expense (or actions in respect thereof) (i) arise out of or are based upon the actions of the Marketing Services Agent or (ii) result from a breach of a material provision of this Agreement by the Marketing Services Agent. The Marketing Services Agent will reimburse any legal or other expenses reasonably incurred by the Principal Underwriter or any such ^ controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Marketing Services Agent will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of or is based upon the gross negligence or willful misconduct of the Principal Underwriter, its respective directors, officers, employees, agents or any controlling person herein defined in performing their obligations under this Agreement.

         (b) The Principal Underwriter agrees to indemnify and hold harmless the Marketing Services Agent, and each of its directors, officers, employees, agents and each person, if any, who controls the Marketing Services Agent within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Marketing Services Agent, or any such director, officer, employee, agent or

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controlling person may become subject,  insofar as such losses,  claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement ^ or sales literature of the Fund prepared or approved in writing by the Principal Underwriter or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) result from a breach by it of a material provision of this Agreement. The Principal Underwriter will reimburse any legal or other expenses reasonably incurred by the Marketing Services Agent, or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Principal Underwriter will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the gross negligence or willful misconduct of the Marketing Services Agent, or its respective directors, officers, employees, agents or any controlling person herein defined in the performance of their obligations under this Agreement.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of an action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 4. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         5. Amendments to Registration Statement and Other Material Events.

         5.1. The Principal Underwriter agrees to advise the Marketing Services Agent as soon as reasonably practical by a notice in writing delivered to the Marketing Services Agent: (a) of any request or action taken by the Commission which is material to the Marketing Services Agent's obligations or rights hereunder or (b) any material fact of which the Principal Underwriter becomes aware which affects the Marketing Services Agent's obligations or rights hereunder.

         For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

         6. Compensation of Marketing Services Agent.

         6.1. (a) As promptly as possible after the first Business Day (as defined in the Prospectus) of each month this Agreement is in effect, the Principal Underwriter shall compensate the Marketing Services Agent for its services rendered during the previous month (but not prior to the commencement date of this Agreement); by making payment to the Marketing Services Agent in the

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amounts  set forth on  Exhibit A annexed  hereto  with  respect to each Class of
Shares of the Fund or, if applicable, each of its separate investment series to which this Agreement relates. In connection therewith the Principal Underwriter hereby agrees that it is obligated under this Agreement to comply with Paragraph 7 of the principal underwriting agreement. The compensation by the Principal Underwriter of the Marketing Services Agent is authorized pursuant to the Plan or Plans adopted by the Fund pursuant to Rule 12b-l under the 1940 Act.

         (b) Under this Agreement, the Marketing Services Agent shall: (i) incur the expense of obtaining such support services, telephone facilities and shareholder services as may reasonably be required in connection with its duties hereunder; (ii) formulate and implement marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (iii) prepare, print and distribute sales literature; (iv) prepare, print and distribute Prospectuses of the Series and reports for recipients other than existing shareholders of the Series; and (v) provide to the Fund such information, analyses and opinions with respect to marketing and promotional activities as the Fund may, from time to time, reasonably request.

         (c) The Marketing Services Agent shall prepare and deliver reports to the Principal Underwriter on a regular, at least monthly, basis, showing the distribution expenditures incurred by the Principal Underwriter in connection with its services rendered pursuant to this Agreement and the Plan and the purposes therefor, as well as any supplemental reports to the Fund's Board, from time to time, as the Principal Underwriter may reasonably request.

         7. Confidentiality, Non-Exclusive Agency.

         7.1. The Marketing Services Agent agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Principal Underwriter all records and other information relative to the or, if applicable, each of its separate investment series, and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and in connection with the financing described in Paragraph 7 (f) to obtain approval in writing by the Principal Underwriter, which approval shall not be unreasonably withheld and may not be withheld where the Marketing Services Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities.

         7.2. Nothing contained in this Agreement shall prevent the Marketing Services Agent, or any affiliated person of the Marketing Services Agent, from performing services similar to those to be performed hereunder for any other person, firm, or corporation or for its or their own accounts or for the accounts of others.

         8. Term.

         8.1. This Agreement shall continue until December __, 1998 and thereafter for successive annual periods, provided such continuance is specifically approved with respect to the Fund or, if applicable, each of its separate investment series at least annually by vote cast in person at a meeting

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called for the purpose of voting on such  approval by (i) a vote of the majority of the members of the Fund's Board and (ii) a vote of a majority of the members who are not " interested persons" of the Fund, as that term is defined in the ^ 1940 Act or who do not have any direct or indirect financial interest in the Fund's Distribution Plan or any related agreements, voting separately. This Agreement is terminable at any time, with respect to the Fund or, if applicable, each of its separate investment series, without penalty, (a) on not less than 60 days' written notice by vote of a majority of the Independent Trustees, or by vote of the holders of a majority of the outstanding voting securities of the Fund or, if applicable, each of its separate investment series, or (b) upon not less than 60 days' written notice by the Marketing Services Agent. This Agreement may remain in effect with respect to a separate investment series even if it has been terminated in accordance with this paragraph with respect to one or more other separate investment series of the Fund. This Agreement will also terminate automatically in the event of its assignment. (As used in this
Agreement,   the  terms  "majority  of  the  outstanding   voting   securities",
"interested persons", and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

         9. Miscellaneous.

         9.1. This Agreement shall be governed by the laws of the State of New York.

         9.2. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their constructions or effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the __th day of December, 1996.

EVERGREEN KEYSTONE DISTRIBUTOR, INC.        EVERGREEN KEYSTONE INVESTMENT
                                             SERVICES, INC.

By: _____________________________           By:____________________________
Title:                                       Title:


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                                    EXHIBIT A

    To Marketing Services Agreement between Evergreen Funds Distributor, Inc.
                  and KEYSTONE INVESTMENT DISTRIBUTORS COMPANY

SERIES AND CLASSES COVERED BY THIS AGREEMENT:

[KEYSTONE][EVERGREEN] _________ FUND


         CLASS B[-2] SHARES



                             Marketing Services Fees


     The Principal Underwriter agrees to pay the Marketing Servicing Agent a fee at the rate of up to .75 of 1% of average daily net assets of the shares of each Class set forth above, provided however that the payment of such fee shall: (i) be subject and subordinate to the obligation of the Fund to make payments to the Principal Underwriter pursuant to the provisions of the Distribution Agreement dated ___________, 1996 between the Fund and its Principal Underwriter, Evergreen Keystone Funds Distributor Inc.; (ii) be subject and subordinate to the obligation of the Fund to make payments to any entity with respect to shares sold prior to December 1, 1996; and (ii) not result in an aggregate fee being paid to the Marketing Service Agent and Principal Underwriter that would exceed
 .75 of 1% of the Fund's average daily net assets on an annual basis or otherwise exceed the limit imposed on asset based and deferred sales charges under subsection (d) of Section 26 of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.


         IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to the Distribution Agreement between the parties dated December __, 1996 to be executed by their officers designated below as of the __th day of December, 1996.

EVERGREEN KEYSTONE DISTRIBUTOR, INC.        EVERGREEN KEYSTONE INVESTMENT
                                             SERVICES, INC.

By: _____________________________           By:____________________________
Title:                                       Title: